UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 26, 2013

UNITED STATES LIME & MINERALS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	000-4197	75-0789226
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

5429 LBJ FREEWAY, SUITE 230, DALLAS, TEXAS	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 991-8400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective April 26, 2013, the Board of Directors of United States Lime & Minerals, Inc. (the “Company”) approved amendments to, and the restatement of, the Company’s Amended and Restated Bylaws.  Section 2 of Article Three of the Bylaws was amended to decrease the size of the Board from six to five directors.  The Bylaws were also amended to make certain updating and clarifying changes as well as certain conforming changes to reflect the Texas Business Organizations Code.  A copy of the Bylaws, as amended and restated as of April 26, 2013, is included as Exhibit 3.1to this Current Report on Form 8-K, and is hereby incorporated by reference in response to this Item 5.03.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company’s Annual Meeting of Shareholders was held on April 26, 2013 in Dallas, Texas.  The shareholders voted on two proposals as described in the Company’s Proxy Statement dated March 27, 2013.  The voting results for these proposals were as follows:

Proposal 1

The following five directors were elected to serve until the 2014 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified as set forth below:

Directors	FOR	WITHHELD	BROKER NON- VOTES
Timothy W. Byrne	4,621,622	326,002	609,846
Richard W. Cardin	4,885,339	62,285	609,846
Antoine M. Doumet	4,612,895	334,729	609,846
Billy R. Hughes	4,611,673	335,951	609,846
Edward A. Odishaw	4,894,375	53,249	609,846

Proposal 2

Shareholders approved, on an advisory non-binding basis, the compensation of the Company’s named executive officers as set forth below:

			BROKER NON-
FOR	AGAINST	ABSTAIN	VOTES

4,454,568	485,767	7,289	609,846

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)                  Exhibits.

3.1                               Amended and Restated Bylaws of United States Lime & Minerals, Inc. as of April 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, United States Lime & Minerals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2013	UNITED STATES LIME & MINERALS, INC.

	By:	/s/ M. Michael Owens
M. Michael Owens, Vice President and
Chief Financial Officer